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                                  EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of SmartForce Public Limited Company for the registration of 157,654 Ordinary Shares and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated financial statements and schedule of SmartForce Public Limited Company included in its Annual Report, as amended on Form 10-K/A, for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.



Dublin, Ireland                                     /s/ Ernst & Young
                                                   -----------------------------
                                                        October 26, 2001
                                                        Ernst & Young